March 4, 1997

    The list of Selling Stockholders is hereby amended to correct the following information regarding two stockholders.

                                                                                                       BENEFICIAL
                                                                         BENEFICIAL OWNERSHIP           OWNERSHIP
                                                                          PRIOR TO OFFERING          AFTER OFFERING
                                                                    ------------------------------  -----------------
NAME                                                                  NUMBER        PERCENT (1)        NUMBER (2)
------------------------------------------------------------------  -----------  -----------------  -----------------
Emanuel & Company (14)............................................      11,000               *                  0
Emery David Jaffe.................................................       8,000               *                  0


NAME                                                                   PERCENT (3)
------------------------------------------------------------------  -----------------
Emanuel & Company (14)............................................              0
Emery David Jaffe.................................................              0

------------------------

*   Less than one percent.

(1) Assumes 2,000,000 shares of Common Stock being offered in the Concurrent Offering are issued and outstanding.

(2) Assumes the sale by such Selling Stockholder of all shares of Common Stock offered hereby.

(3) Assumes, with respect to any given Selling Stockholder, the conversion and/or exercise of all securities convertible or exercisable for the Common Stock being offered hereby and held by such Selling Stockholder; and the subsequent sale by such Selling Stockholder of such shares of Common Stock being offered hereby. Each percentage reflected in this column assumes that with respect to any given Selling Stockholder, only such Selling Stockholder has converted and or exercised his, her or its securities convertible or exercisable for shares of Common Stock, and that no other Selling Stockholder has done so.

(14) These shares of Common Stock are issuable upon the exercise of certain warrants issued in connection with a 1992 private placement for which Emanuel & Company acted as broker-dealer.